UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 25, 2006
(Date of earliest event reported):	September 19, 2006

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2006, D&E completed an amendment to its syndicated senior secured debt financing, consisting of a $25 million revolving line of credit, Term Loan A in the amount of $36.0 million, Term Loan B in the amount of $144.7 million, and $28.9 million of term indebtedness. The amendment reduces the interest rates on the indebtedness, provides greater flexibility in its financial covenants, extends the amortization of principal, eliminates the $10 million permanent reduction on the revolving line of credit previously scheduled for December 31, 2006 and eliminates the requirement to maintain interest rate protection with a weighted average life at least two years on 50% of total variable rate indebtedness. D&E also paid off the $7 million balance on the revolving line of credit by drawing $7 million from Term Loan A.

The effect of the amendment on interest rates was to reduce the revolving line of credit and Term Loan A U.S. prime and LIBOR margins by 0.75%, the Term Loan B U.S. prime and LIBOR margins by 0.25% and the average interest rate on the term indebtedness by 0.35%. D&E anticipates that this reduction in the margins will result in an average annual cash savings of approximately $600,000. This assumes that the margin added to the U.S. prime and LIBOR rates in effect prior to the amendment would have been in effect throughout the term of the credit facilities using the amended loan amortization schedules.

D&E incurred a one-time non-cash write-off of approximately $1,050,000 of unamortized debt issuance costs of the previous credit facility. D&E made cash payments of approximately $390,000 for costs related to the amendments to the credit facility of which approximately $340,000 was capitalized and approximately $50,000 was expensed in the third quarter of 2006.

In connection with the amendment, interest rate swap agreements with a notional amount of $75 million were terminated. D&E received cash termination payments of approximately $1,100,000 which will be amortized as a reduction of interest expense over the remainder of the respective terms of the interest rate swap agreements. These agreements were due to mature between November 2008 and December 2009.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement Dated as of September 19, 2006 by and among D&E Communications, Inc. as Borrower and CoBank ACB as Administrative Agent, Lead Arranger and Lender and other Lenders described therein.

99.1	Press release, dated September 25, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2006	D&E COMMUNICATIONS, INC.

	By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President, Chief Financial Officer and Treasurer

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